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                                                                    EXHIBIT 10.3

                                AMENDMENT TO THE
                       HUTCHINSON TECHNOLOGY INCORPORATED
                             1988 STOCK OPTION PLAN
                APPROVED BY RESOLUTION OF THE BOARD OF DIRECTORS
                          EFFECTIVE AS OF JULY 23, 2003

                  RESOLVED, that Section 8(a) of the Hutchinson Technology Incorporated 1988 Stock Option Plan (the "Plan") is hereby renumbered as Section 8(a)(i) and is hereby amended and restated in its entirety to read as follows:

                  "During the lifetime of an individual to whom an option is granted, only such individual or his guardian or legal representative may exercise the option (other than as provided in Section 8(a)(ii) below), and only while such individual is an employee of the Company or of a parent or subsidiary thereof, and only if such individual has been continuously so employed since the date the option was granted, except that, subject to paragraph 8(d), (i) such individual may exercise the option within three months after termination of such individual's employment if the option was exercisable immediately prior to such termination, and (ii) if (x) such individual has been employed by the Company or a parent or subsidiary thereof for at least ten years (whether or not consecutive) and (y) such individual's employment with the Company or a parent or subsidiary thereof terminates after such individual has reached age 55, then the option may be exercised at any time within three (3) years following the day such individual's employment by the Company or a parent or subsidiary thereof ceases if the option was exercisable immediately prior to termination of employment. In the case of an employee who is disabled (within the meaning of Section 22(e)(3) of the Code), the three month period in the immediately preceding sentence shall be extended to three years after termination of such individual's employment and the requirement that the option may be exercised only with respect to the shares for which the option was exercisable immediately prior to such termination of employment shall be eliminated in the circumstances set forth in Section 8(c)."

                  FURTHER RESOLVED, that a new Section 8(a)(ii) be added to the Plan to follow immediately after Section 8(a)(i) and that the new
         Section 8(a)(ii) shall read in its entirety as follows:

                  "Notwithstanding the provisions of Section 8(a)(i), an option agreement may state that a non-qualified stock option shall be transferable to (x) any member of an employee's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation), (y) one or more trusts whose beneficiaries are members of such employee's "immediate family" or such employee, or (z) partnerships in which such family members or such employee are the only partners; provided, however, that the employee receives no consideration for the transfer. Any non-qualified stock option held by a permitted transferee shall continue to be subject to the same terms and conditions that were applicable to such non-qualified stock option immediately prior to its transfer and any may be exercised by such permitted transferee as and to the extent that such non-qualified stock option has become exercisable and has not terminated in accordance with the provisions of this Plan and the applicable agreement. For purposes of any provision of the Plan relating to notice to a holder of an option or to vesting or termination of a non-qualified stock option upon the termination of employment by such individual, the references to such option holder shall mean the original grantee of the non-qualified stock option and not any permitted transferee. Except as set forth above, no option shall be assignable or transferable by the individual to whom it is granted otherwise than by will or the laws of descent and distribution."